Exhibit 15.1(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158, 333-123687, 333-129808, 333-138765, 333-147402, 333-155448 and 333-163616) of Sony Corporation of our report dated June 23, 2010 relating to the financial statements of Sony Ericsson Mobile Communications AB, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers
Malmo, Sweden
June 24, 2010